Otis Collection LLC (the “Company”) has prepared this Form 1-A/A solely for the purpose of filing Exhibit 11.1.

PART III – EXHIBITS

Exhibit Index

Exhibit No.	Description
2.1	Certificate of Formation of Otis Collection LLC
2.2	Limited Liability Company Agreement of Otis Collection LLC
2.3	First Amendment to the Limited Liability Company Agreement of Otis Collection LLC
3.1	Series Designation for Series Collection Drop 001 Interests
3.2	Series Designation for Series Collection Drop 002 Interests
3.3	Series Designation for Series Collection Drop 003 Interests
4.1	Form of Subscription Agreement for Series Collection Drop 001 Interests
4.2	Form of Subscription Agreement for Series Collection Drop 002 Interests
4.3	Form of Subscription Agreement for Series Collection Drop 003 Interests
6.1.1	Broker-Dealer Services Agreement, dated November 15, 2019, between Otis Collection LLC and North Capital Private Securities Corporation
6.1.2	First Amendment to Broker-Dealer Services Agreement, dated February XX, 2020, between Otis Collection LLC and North Capital Private Securities Corporation
6.2	Asset Management Agreement, dated November 22, 2019, between Otis Wealth, Inc. and Series Collection Drop 001, a Series of Otis Collection LLC
6.3	Purchase and Sale Agreement, dated November 22, 2019, between Series Collection Drop 001, a Series of Otis Collection LLC, and Otis Wealth, Inc.
6.4	Promissory Note issued by Series Collection Drop 001, a Series of Otis Collection LLC, in favor of Otis Wealth, Inc. on November 22, 2019
6.5	Asset Management Agreement, dated November 25, 2019, between Otis Wealth, Inc. and Series Collection Drop 002, a Series of Otis Collection LLC
6.6	Purchase and Sale Agreement, dated November 25, 2019, between Series Collection Drop 002, a Series of Otis Collection LLC, and Otis Wealth, Inc.
6.7	Promissory Note issued by Series Collection Drop 002, a Series of Otis Collection LLC, in favor of Otis Wealth, Inc. on November 25, 2019
6.8	Asset Management Agreement, dated November 25, 2019, between Otis Wealth, Inc. and Series Collection Drop 003, a Series of Otis Collection LLC
6.9	Purchase and Sale Agreement, dated November 25, 2019, between Series Collection Drop 003, a Series of Otis Collection LLC, and Otis Wealth, Inc.
6.10	Promissory Note issued by Series Collection Drop 003, a Series of Otis Collection LLC, in favor of Otis Wealth, Inc. on November 25, 2019
8.1	Escrow Agreement, dated November 26, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Collection Drop 001, a Series of Otis Collection LLC
8.2	Escrow Agreement, dated November 26, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Collection Drop 002, a Series of Otis Collection LLC
8.3	Escrow Agreement, dated November 26, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Collection Drop 003, a Series of Otis Collection LLC
11.1	Consent of Artesian CPA LLC
11.2	Consent of CrowdCheck Law LLP (included in Exhibit 12.1)
12.1	Opinion of CrowdCheck Law LLP
13.1	Testing the Waters - Otis Platform Page
13.2	Testing the Waters – Series Collection Drop 002

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 12, 2020.

OTIS COLLECTION LLC
By: Otis Wealth, Inc., its managing member

By:	/s/ Michael Karnjanaprakorn
Michael Karnjanaprakorn Chief Executive Officer

This offering statement has been signed by the following persons, in the capacities, and on the dates indicated.

SIGNATURE		TITLE	DATE

/s/ Michael Karnjanaprakorn		Chief Executive Officer and Director of Otis Wealth, Inc.	March 12, 2020
Michael Karnjanaprakorn		(principal executive officer and principal financial and
accounting officer)

Otis Wealth, Inc.		Managing Member	March 12, 2020

By:	/s/ Michael Karnjanaprakorn
Name: Michael Karnjanaprakorn
Title: Chief Executive Officer